CYTATION.COM INCORPORATED

CERTIFICATE OF AMENDMENT
OF THE CERTIFICATE OF THE BUSINESS CORPORATION LAW

OF

STYLEX HOMES, INC.

WE, THE UNDERSIGNED, Jerry Cole and Kevin J. Quinn, being respectively the President and Secretary, of STYLEX HOMES, INC., hereby certify:


     1.The name of the corporation is STYLEX HOMES, INC.


     2.The Certificate of Incorporation of said corporation was filed by the Department of State on April 2, 1969.

     3.(a)The Certificate of Incorporation is amended to change the name of said corporation.

     (b)To effect the foregoing, Article FIRST is amended to read as follows:


     "FIRST: That the name of the corporation is Cytation.com Incorporated."


     4.The amendment was authorized in the following manner:

     The amendment of the Certificate of Incorporation was authorized by the Board of Directors of the corporation and approved by the written consent of a majority of all outstanding shares of the corporation entitled to vote on the amendment.


IN WITNESS WHEREOF, we have signed this certificate on the 3rd day of February, 1999, and we affirm the statements contained as true under penalties of perjury.


     /s/ Jerry Cole

     _____________________________
     Jerry Cole, President


     /s/ Kevin J. Quinn

     _____________________________
     Kevin J. Quinn, Secretary